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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members
UCHealth Partners LLC:

        We consent to the use of our report dated March 30, 2016, with respect to the consolidated balance sheet of UCHealth Partners LLC and its subsidiaries as of December 31, 2015, and the related consolidated statements of income, changes in members' equity, and cash flows for the period from April 20, 2015 through December 31, 2015, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas
May 27, 2016

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm